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                                                                   EXHIBIT 10.01

                          SECURITIES PURCHASE AGREEMENT

                THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between ESAT, INC., a Nevada corporation, with headquarters located at 16520 Harbor Boulevard, Bldg. G, Fountain Valley, California 92708(the "Company"), and each entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

                WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Series C 6% Convertible Preferred Stock of the Company (the "Convertible Preferred Stock") which will be convertible into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock , together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

                NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                a. PURCHASE.

                (i) The undersigned hereby agrees to purchase from the Company Convertible Preferred Stock in the principal amount set forth on the signature page of this Agreement (the "Preferred Stock") out of a total offering of not more than $5,000,000 of such Convertible Preferred Stock, and having the terms and conditions and being in the form attached hereto as ANNEX I(A).

                (ii) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the Buyer will purchase (x) the Preferred Stock on the Closing Date (as defined below).

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                (iii) The purchase price to be paid by the Purchaser shall be equal to the face amount of the Preferred Stock being purchased on the relevant Closing Date (as defined below) and shall be payable in United States Dollars.

                b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                (i) "Preferred Stock" means all or any portion of the Preferred Stock.

                (ii) "Securities" means the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants.

                (iii) "Purchase Price" means the purchase price for the Preferred Stock.

                (iv) " Closing Date" means the date of the closing of the purchase and sale of the Preferred Stock, as provided herein.

                (v) "Closing Date" means the Closing Date.

                (vi) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below) for the Preferred Stock and Warrants issued on the Closing Date.

                (vii) "Market Price of the Common Stock" means (x) the closing bid price of the Common Stock for the trading day ending on the trading day immediately before the relevant date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange on the trading day immediately before the relevant date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported in The Wall Street Journal.

                (xi) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Preferred Stock.

                (xii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                (xiii) "Shares" means the shares of Common Stock representing any or all of the Converted Shares and the Warrant Shares.

                (xiv) "Certificates" means the relevant Preferred Stock and the relevant Warrants, each duly executed on behalf of the Company and issued in the name of the Buyer.

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                (xv) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                (xvi) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                (xvii) "Transaction Documents means the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant, and the Certificate of Designations.

                c. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

                (i) The Buyer shall pay the Purchase Price for the relevant Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

                (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver the relevant Certificates to the Escrow Agent.

                (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                d. METHOD OF PAYMENT. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                      Bank of New York
                      350 Fifth Avenue
                      New York, New York 10001

                      ABA# 021000018
                      For credit to the account of Krieger & Prager, Esqs.
                      Account No.:    [To be provided by Krieger & Prager]
                      Re:    ESAT, Inc.

Not later than 5:00 p.m., New York time, on the date which is seven (7) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Preferred Stock in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

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                e. ESCROW PROPERTY. The Purchase Price and the Certificates
delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof are referred to as the "Escrow Property."

                2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Preferred Stock and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

                c. All subsequent offers and sales of the Preferred Stock and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                d. The Buyer understands that the Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

                e. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's Form 10-SB Registration Statement (the "Company's SEC Documents").

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                f. The Buyer understands that its investment in the Securities involves a high degree of risk.

                g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                i. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Buyer is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

                j. Buyer is a "sophisticated investor" (as described in Rule 506(b)(2)(ii) of Regulation D) and an "accredited investor" (as defined in Rule 501(a) of Regulation D), and Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Company's securities.

                k. The Buyer expressly agrees that that until all of the Preferred Stock shall have been converted, the Buyer shall not engage in short sales of the Common Stock of the Company. The Buyer acknowledges that purchases, sales and other transactions may be subject to various federal and state securities laws and agrees to comply with all such applicable securities laws.

                3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer that, except as provided in ANNEX V hereto:

                a. CONCERNING THE PREFERRED STOCK AND THE SHARES. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock, the Warrants or the Shares.

                b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each

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jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole. The Company has filed a Form 10-SB to register its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/Bulletin Board Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

                c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i)_50,000,00 shares of Common Stock, $.001 par value per share, of which approximately18,191,062 had been issued as of December 20, 1999 and (ii)10,000,000 shares of Preferred Stock with rights, preferences and limitations to be determined by the Board of Directors of the Company, of which the Series A and Series B have been authorized for a total of 2,000,000 shares. As of the date of this Agreement, there are no shares of Preferred Stock issued. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non- assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                d. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Preferred Stock, the Warrants and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state

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regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

                f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                g. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since November 1, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC.

                h. ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since December 31, 1998, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or condition of the Company (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole , (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively,

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including this Agreement, the "Transaction Agreements"), or (iii)
would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

                j. ABSENCE OF LITIGATION. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

                k. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations or the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

                l. PRIOR ISSUES. During the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities or, except as provided in the Company's SEC Documents, any shares of the Common Stock or Preferred Stock.

                m. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since December 31, 1998, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except for mergers or acquisitions requiring the issuance of common stock and/or preferred stock, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                n. NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture,

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mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                o. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since November 1, 1999, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                p. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                a. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities

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shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

                d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

                e. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The NASDAQ/Bulletin Board Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/Bulletin Board Market.

                f. USE OF PROCEEDS. The Buyer acknowledges that the Company intends to make acquisitions or effect mergers subsequent to the execution of this Agreement. Accordingly, the Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Preferred Stock) for cash deposits associated with such acquisitions or mergers and for internal working capital purposes. Except for the express purposes detailed in this section 4f, unless specifically consented to in advance in each instance by the Buyer, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person or for the repayment of any outstanding loan by the Company to any other party.

                g. CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock") with any third party pursuant to a transaction which in any manner permits the sale of the New Common Stock on any date which is earlier than one hundred twenty (120) days from the last day of the calendar month in which the Effective Date occurs.

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                (ii) The provisions of subparagraph (g)(i) will not apply to (w)
Common Stock issued pursuant to an exemption from registration under the Securities Act of 1933 other than pursuant to Regulation S; (x) an underwritten public offering of shares of Common Stock or Preferred Stock; (y) an offering of convertible Preferred Stock at market or above; or (z) the issuance of securities (other than for cash) in connection with an acquisition, merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests.

                (iii) By the Closing Date, the Company shall obtain the agreement (each, a "Principal's Agreement") of each of its Principals (as defined below) that, without the prior written consent of the Buyer in each instance, such Principal will not sell or otherwise transfer or offer to sell or otherwise transfer any shares of Common Stock directly or indirectly held by such Principal prior to one hundred twenty (120) days after the Effective Date. Each such Principal's Agreement shall (w) specify that it is entered into as an inducement to the Buyer's execution, delivery and performance of this Agreement,
(x) name the Buyer as a third party beneficiary thereof, (y) acknowledge that the Company's transfer agent will be provided with instructions that transfers by a Principal require the consent of the Company and the Buyer, and (z) contemplate that, in addition to any other damages or remedies that may be appropriate, the Principal's Agreement shall be enforceable by injunction sought by the Company and the Buyer or any one or more of them. A "Corporate Principal" is a person who meets any one or more of the following criteria: (A) a person who is a director or principal officer of the Company (each, a "Company Principal") and who, directly or indirectly, holds in excess of five (5%) percent of any shares of Common Stock of the Company (each, a "Company Principal"); (B) a spouse of a Company Principal (a "Principal's Spouse") who, directly or indirectly, holds any shares of Common Stock of the Company, (C) a parent or child of a Company Principal who resides in the household of a Company Principal or of a Principal's Spouse (each, a "Principal's Relative") and who, directly or indirectly, holds any shares of Common Stock, or (D) any other person or entity, including, without limitation, for profit or non-profit corporations, partnerships and trusts, whose voting rights regarding Common Stock of the Company is subject to the direction, control or other influence of any Company Principal, Principal's Spouse, or Principal's Relative.

                (iv) In the event the Company breaches the provisions of this
Section 4(g), the Conversion Rate (as defined in the Certificate of Designations) shall be amended to be equal to (x) 90% of (y) the amount determined in accordance with the provisions of the Preferred Stock without regard to this provision, and the Purchaser may require the Company to immediately redeem all outstanding Preferred Stock in accordance with Section 4(j)(y) hereof.

                h. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable (i) at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock which have been issued and not yet converted, and (ii) upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants which have been issued and not yet converted.

                i. WARRANTS. The Company agrees to issue to the Buyer on each Closing Date transferable, divisible warrants with cashless exercise rights (the "Warrants") for the purchase of one (1) share of Common Stock for every 6.66 shares into which the Preferred Stock purchased by the Buyer are convertible into on the Closing Date. Fractional shares shall be rounded up to the next highest share. The Warrants shall bear an exercise price equal to one hundred twenty-five percent (125%) of the Market Price of the Common Stock on the relevant Closing Date. The Warrants will expire on the last day of the month in which the fifth anniversary of the relevant Closing Date occurs. The Warrants shall be in the form annexed hereto as ANNEX VI, together with registration rights as provided in the Registration Rights Agreement and piggy-back registration after the expiration of the effectiveness of the Registration Statement contemplated by the Registration Rights Agreement.

                j. LIMITATION ON ISSUANCE OF SHARES. The Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, including, but not necessarily limited to, NASDAQ Rule 4310(c)(25)(H)(i)(d)(2) (collectively, the "Cap Regulations"). Without limiting the other provisions thereof, the Certificate of Designations shall provide that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of a Preferred Stock which can not be converted as result of the Cap Regulations (each such Preferred Stock, an "Unconverted Preferred Stock") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies:

                        (x) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

                        (y) require the Company to redeem each Unconverted Preferred Stock for an amount (the "Redemption Amount") as set forth in the Certificate of Designations.

A holder of an Unconverted Preferred Stock may elect one of the above remedies with respect to a portion of such Unconverted Preferred Stock and the other remedy with respect to other portions of the Unconverted Preferred Stock. The Certificate of Designations shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Buyer. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Certificate of Designations.

                K. RIGHT OF FIRST REFUSAL, SPECIAL DILUTION PROTECTION.

                (i) The Company covenants and agrees that if during the period from the date hereof through and including the date which is thirty (30) days after the first closing of the purchase of Common Stock pursuant to the Letter of Intent dated December 27, 1999 between the Company and the Buyer, the Company offers to enters into any transaction (a "New Transaction") for the sale of New Common Stock, the Company shall notify the Buyer in writing of all of the terms of such offer (a "New Transaction Offer"). The Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the fifth business day after the Buyer's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

                (ii) If, and only if, the Buyer does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on the terms specified in the New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date.

                (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First Refusal and the preceding terms of this paragraph (l) shall apply with respect to such changed terms.

                (iv) If there is more than one Buyer signatory to this Agreement, the preceding provisions of this paragraph (l) shall apply pro rata among them (based on their relative Buyer's Allocable Shares), except that, to the extent any such Buyer does not exercise its Right of First Refusal in full (a "Declining Buyer"), the remaining Buyer or Buyers who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Buyer's Allocable Shares, if more than one) to exercise all or a portion of such Declining Buyer's unexercised Right of Refusal. Nothing in this paragraph (l) shall be deemed to permit a transaction not otherwise permitted by subparagraph (g)(i), as modified by the provisions of subparagraph (g)(ii).

                (v) In the event the New Transaction is consummated with such other third party on terms providing for (x) either a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) than provided in the Certificate of Designations for determining the Conversion Rate or a lower Base Price (howsoever defined or computed) and/or (y) the issuance of warrants at an exercise price lower than that provided in the Warrants, the terms of any unissued or unconverted Preferred Stock or any unissued or unexercised Warrants shall be modified to reduce the relevant Conversion Rate, Base Price or Warrant exercise price to be equal to that provided in the New Transaction as so consummated.

                l. REIMBURSEMENT. If (i) any Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which such Buyer is a named party, the Company will pay such Buyer the charges, as reasonably determined by such Buyer, for the time of any officers or employees of such Buyer devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyers and any such Affiliate and any such Person. The Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Buyer.

                5. TRANSFER AGENT INSTRUCTIONS.

                a. Promptly following the delivery by the Buyer of the Purchase Price for the Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the

Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause
(2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, within five
(5) business days thereafter, the original Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent.

                        (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

                        (iii) The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together, unless otherwise instructed by the Buyer, with Preferred Stock not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by Section 11 hereof or a different address) via express courier , by electronic transfer or otherwise, within three (3) business days if the address for delivery is in the United States and within five (5) business days if the address for delivery is outside the United States (such fifth business day or seventh business day, as the case may be, the "Delivery Date") after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Preferred Stock being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date an interest payment on the Preferred Stock, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Preferred Stock, was due.

                c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the Certificate of Designations.

                d. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                e. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

                f. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

                g If, at any time (i) the Company challenges, disputes or denies the right of a holder of Preferred Stock to effect a conversion of the Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Designations or any exercise of any Warrant in accordance with its terms ("Warrant Exercise"), or (ii) any third party who is not and has never been an Affiliate of such holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the conversion of the Preferred Stock into Common Stock, and the Company refuses to honor any such Conversion Notice or Warrant Exercise, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Preferred Stock for cash at a redemption price (the "Mandatory Purchase Amount") equal to (x) one hundred twenty-two percent (122%) of the liquidation preference of the unconverted Preferred Stock held by such holder plus (y) all accrued but unpaid dividends on the Preferred Stock through the date of payment of the Mandatory Purchase Amount. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph.

                h. The holder of any Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. Section101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. Section362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. Section362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. Section362.

                6. CLOSING DATES.

                a. The Closing Date shall occur on the date which is the first NYSE trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                b. The closing of the purchase and issuance of Preferred Stock shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

                c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                The Buyer understands that the Company's obligation to sell the relevant Preferred Stock to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                a. The execution and delivery of this Agreement by the Buyer;

                b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the relevant Preferred Stock in accordance with this Agreement;

                c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

                d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                The Company understands that the Buyer's obligation to purchase the Preferred Stock on the relevant Closing Date is conditioned upon:

                a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

                b. Delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

                c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement. each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

                e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto;

                f. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

                g. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/Bulletin Board Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/Bulletin Board Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock; and

                9. GOVERNING LAW: MISCELLANEOUS.

                a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Los Angeles or the state courts of the State of California sitting in the City of Los Angeles in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:              ESAT, Inc.

                      16520 Harbor Boulevard, Bldg. G
                      Fountain Valley, California 92708
                      Telephone No.: (714) 418-3200
                      Telecopier No.:

with a copy to:       Arter & Hadden LLP
                      725 South Figueroa Street, Suite 3400
                      Los Angeles, California 90017
                      Attn:   Kay Rustand, Esq.
                      Telephone No.: (213) 430-3000
                      Telecopier No.: (213) 617-9255

BUYER: At the address set forth on the signature page of this Agreement.

with a copy to:       Krieger & Prager, Esqs.
                      Suite 1440
                      39 Broadway
                      New York, New York 10006
                      Attn: Samuel Krieger, Esq.
                      Telephone No.: (212) 363-2900
                      Telecopier No.  (212) 363-2999

ESCROW AGENT:         Krieger & Prager, Esqs.
                      Suite 1440
                      39 Broadway
                      New York, New York 10006
                      Attn: Samuel Krieger, Esq.
                      Telephone No.: (212) 363-2900
                      Telecopier No.  (212) 363-2999

                11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the Warrants and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

        AMOUNT AND PURCHASE PRICE OF PREFERRED STOCK:     $5,000,000

        IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 29th day of December, 1999.

                                             WENTWORTH LLC
------------------------------------        ------------------------------------
Address                                     Printed Name of Subscriber

------------------------------------        By:
                                               ---------------------------------
Telecopier No.                              (Signature of Authorized Person)
              ----------------------
                                            ------------------------------------
------------------------------------        Printed Name and Title
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

ESAT, INC.

By:         /s/ MICHAEL C. PALMER
      ------------------------------

Title: Chief Executive Officer and Secretary
      ------------------------------

Date:  December 29, 1999
      ------------------------------

        ANNEX I              FORM OF PREFERRED STOCK

        ANNEX II             JOINT ESCROW INSTRUCTIONS

        ANNEX III            OPINION OF COUNSEL

        ANNEX IV             REGISTRATION RIGHTS AGREEMENT

        ANNEX V              COMPANY DISCLOSURE MATERIALS

        ANNEX VI             FORM OF WARRANT